Exhibit 10.20

CAESARS INTERACTIVE ENTERTAINMENT, INC.

AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN

(Amended and Restated as of September 28, 2013)

1.	Purpose of the Plan

The purpose of the Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its Stockholders by providing the key Employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of, or to continue to provide direct services to, the Company or Affiliate and to improve the growth and profitability of the Company. The Company’s Management Equity Incentive Plan, originally effective on May 1, 2009, and amended as of February 9, 2012, is hereby amended and restated in its entirety as of September 28, 2013, to, among other things, allow grants of Restricted Stock Units under the Plan. Grants made after the Effective Date shall be governed by the terms of the Plan.

2.	Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean any direct or indirect subsidiary of the Company.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the Company or any Affiliate, the definition used in such employment agreement, or (ii) if the Participant does not have an effective employment agreement with the Company or any Affiliate, unless otherwise provided in the Participant’s Grant Agreement, the termination of the Participant’s Employment with the Company and all Affiliates on account of (A) the willful failure of the Participant to perform substantially the Participant’s duties with the Company (as described below) or to follow a lawful reasonable directive from the Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties or to follow a lawful reasonable directive and the Participant is given a reasonable opportunity (not to exceed 30 days) to cure any such failure to substantially perform, if curable; (B) (1) any willful act of fraud, or embezzlement or theft by the Participant, in each case, in connection with the Participant’s duties with the Company or its Affiliates or in the course of the Participant’s employment with or direct services to the Company or its Affiliates or (2) the Participant’s admission in any court to, or conviction of, a felony; or (C) the Participant being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Illinois, Indiana, Iowa, Louisiana, Maryland, Mississippi, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, the United Kingdom, Ontario, Egypt, Uruguay, South Africa, or Alderney or any other applicable area in which the Company or an Affiliate does business at the time of determination. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

(d) “Change in Control” shall mean the occurrence of any of the following events after the Closing Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof, other than to the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder; (ii) the approval by the holders of the outstanding voting securities of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of common stock representing more than 50% of the combined voting power of the Company entitled to vote generally in the election of directors; (iv) the replacement of a majority of the Board over a two-year period of the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder; or (v) consummation of a merger, consolidation or other transaction involving the Company following which the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder does not hold capital stock or other securities of the surviving corporation (A) with voting power to elect a majority of the surviving entity’s board of directors or (B) representing at least 50% of the equity securities of the surviving entity. Notwithstanding the definition of “Change in Control,” neither the consummation of any transaction by or with a Sisterco nor any future acquisition of ownership interests or shares of Caesars Growth Partners, LLC, Caesars Acquisition Company or any other Sisterco by CEC or any subsidiary or Affiliate thereof shall constitute a “Change in Control” for purposes of the Plan.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

(e) “Closing Date” shall mean May 1, 2009.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan pursuant to Section 3.

(h) “Company” shall mean Caesars Interactive Entertainment, Inc., a Delaware corporation, fka Harrah’s Interactive Entertainment, Inc.

(i) “Competitor” shall mean any Person engaged in the online gaming (including real money online gaming and/or play for fun gaming) business or any related licensing, sponsorship and/or casino or poker gaming or similar tournament business anywhere in the world at the time the relevant Participant’s Employment with the Company and its Affiliates ends.

(j) “Disability” shall mean (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Company.

(k) “Effective Date” shall mean September 28, 2013.

(l) “Eligible Employee” shall mean any Employee of the Company or any Affiliate, or any director, service provider or consultant of the Company or any Affiliate, who is selected by the Company’s Chief Executive Officer and is reasonably acceptable to the Board or Committee.

(m) “Employment” shall mean employment with or the provision of direct services to the Company or any Affiliate, whether as an employee, director, service provider or consultant to the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exercise Date” shall have the meaning set forth in Section 4.7 herein.

(p) “Exercise Notice” shall have the meaning set forth in Section 4.7 herein.

(q) “Exercise Price” shall mean the price that the Participant must pay under the Option for each Share as determined by the Committee for each Grant and initially specified in the Stock Option Grant Agreement, which shall be equal to the Fair Market Value of a Share on the Grant Date, subject to any adjustment that may be made following the Grant Date in accordance with the Plan.

(r) “Fair Market Value” shall mean, as of any date (i) prior to the existence of a public market for the Shares, the value per Share determined pursuant to a valuation made in good faith by the Board or the Committee or (ii) on which a public market for the Shares exists, (A) the closing price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority (“FINRA”) selected by the Board. The Fair Market Value of a Share as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Shares regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Shares are traded, a bid and ask price is reported or a trading price is reported by any member of FINRA selected by the Board. In the event that the price of a Share shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a Share and shall be determined in accordance with the requirements of Section 409A of the Code.

(s) “Good Reason” shall mean, without a Participant’s express written consent:

(i) a material diminution by the Company in the Participant’s annual base salary, as the same may be increased from time to time, other than a reduction in base salary that applies to a similarly situated class of employees of the Company or its Affiliates; or

(ii) with respect to a Participant that has an effective employment agreement with the Company or its Affiliates, the definition used in such agreement (if any) or, if not defined in such agreement, (A) any breach by the Company of a material provision of the Participant’s employment agreement or (B) if the employment agreement allows the Participant to terminate Employment for Good Reason based on a material change in the geographic location or locations at which the Participant is required to perform services for the Company and its Affiliates, a material change in such geographic location or locations.

In order to invoke a termination for Good Reason, Participant must provide written notice to the Company of the existence of one of the conditions described in clauses (i) or (ii) within 30 days of the initial existence of the condition and the Company shall have 30 days (the “Cure Period”) during which it may remedy the condition. If the Company has failed to remedy the condition constituting Good Reason during the Cure Period, then in order to invoke a termination for Good Reason, the relevant Participant must terminate employment, if at all, within 30 days following the Cure Period.

(t) “Grant” shall mean a grant of an Option, Restricted Stock or Restricted Stock Units under the Plan evidenced by a Grant Agreement.

(u) “Grant Agreement” shall mean a Stock Option Grant Agreement, a Restricted Stock Grant Agreement or a Restricted Stock Unit Grant Agreement.

(v) “Grant Date” shall mean the Grant Date as defined in Section 4.2, with respect to Options, Section 5.1, with respect to Restricted Stock, and Section 6.1, with respect to Restricted Stock Units.

(w) “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation (including without limitation a registration relating to an employee investment or rollover opportunity or participation in this Plan), (ii) a registration incidental to an issuance of securities under Rule

144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) filed to register at least 10% of the total then-outstanding equity interests in the Company under the Securities Act.

(x) “Majority Stockholder” means (i) prior to the consummation of the Sisterco transaction, HIE Holdings, Inc. or an Affiliate thereof and (ii) following the consummation of the Sisterco transaction, Caesars Growth Partners, LLC.

(y) “Management Investor Rights Agreement” shall mean the Management Investor Rights Agreement, substantially in the form attached hereto as Exhibit D, as amended from time to time, or such other Stockholders’ agreement as may be entered into between the Company and any Participant.

(z) “Option” shall mean the option to purchase Shares granted to any Participant under the Plan.

(aa) “Participant” shall mean an Eligible Employee to whom a Grant under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(bb) “Permitted Transferee” shall have the meaning set forth in Section 7.1.

(cc) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(dd) “Qualifying Termination” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment due to death or Disability or (ii) by the Company without Cause or by the Participant for Good Reason, in each case within the one-year period following a Change in Control.

(ee) “Restricted Stock” shall mean Shares granted under Section 5 of this Plan that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

(ff) “Restricted Stock Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit B, entered into by each Participant and the Company evidencing the Grant of shares of Restricted Stock pursuant to the Plan, provided the Committee may make such changes to the form of Restricted Stock Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(gg) “Restricted Stock Units” shall mean the right to receive Shares or cash granted under Section 6 of this Plan.

(hh) “Restricted Stock Unit Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit C, entered into by each Participant and the Company evidencing the Grant of Restricted Stock Units pursuant to the Plan, provided the Committee may make such changes to the form of Restricted Stock Unit Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(ii) “Retirement” shall mean, when used in connection with the termination of a Participant’s Employment, a voluntary resignation of Employment by the Participant that occurs on or after the first date on which the Participant has (i) attained at least the age of 50, and when added to his number of years of continuous service with the Company or its Affiliates (including any period of salary continuation), his age and years of service equals or exceed 65 or (ii) the date on which the Participant attains age 65.

(jj) “Securities Act” shall mean the Securities Act of 1933, as amended.

(kk) “Shares” shall mean common stock of the Company, $0.001 par value per share.

(ll) “Sisterco” means a Person (other than Caesars Entertainment Corporation (“CEC”) or any of its controlled subsidiaries) in which CEC has a direct or indirect beneficial economic interest and which (i) is directly or indirectly controlled by one or more Persons that directly or indirectly control CEC or any Affiliate or Affiliates of such Person or Persons, (ii) engages or intends to engage primarily in the business of owning interests in gaming businesses (including on-line) and/or gaming facilities operated or to be operated by CEC or one of its controlled subsidiaries, or under a brand owned by CEC or one of its controlled subsidiaries (or a derivative thereof), and (iii) directly or indirectly owns an equity interest in the Company (or will own such an equity interest after giving effect to a proposed transfer of such equity interest).

(mm) “Stockholder” shall mean any Person that properly holds one or more Shares, regardless of whether such Shares were initially acquired from the Company or by assignment from another Stockholder.

(nn) “Stock Option Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, provided the Committee may make such changes to the form of Stock Option Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(oo) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(pp) “Vesting Date” shall mean the date a Grant vests in whole or in part as described in Sections 4, 5 and 6 herein.

3.	Administration of the Plan

The Committee shall administer the Plan. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in the Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to make Grants to an officer or committee of officers of the Company, subject to applicable law and reasonable limits and guidelines established by the Committee at the time of such delegation.

3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to approve (in accordance with a “reasonably acceptable” standard) those Eligible Employees selected by the Chief Executive Officer of the Company to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of Shares subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret in good faith the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Committee. Any Grant, determination, interpretation, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Committee. No member of the Committee nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee or is or was the Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise, vesting or distribution of any Grant unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its good faith discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of the exercise, vesting or distribution of any Grant or the issuance or transfer of the Shares pursuant to any Grant pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company shall use commercially reasonable efforts to comply with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded to facilitate the exercise, vesting and distribution of Grants pursuant to such Grants. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise, vesting and distribution of Grants or the issuance or transfer of the Shares pursuant thereto. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, or in order to comply with the requirements of any foreign securities exchange, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Employees outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Grants to Eligible Employees outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.7; and (e) take any action, before or after a Grant is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Grants shall be made, that would violate any applicable laws. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

3.6 Inconsistent Terms. In the event of a conflict between the terms of the Plan, the terms of the Management Investor Rights Agreement and the terms of any Grant Agreement, the terms of the Grant Agreement shall govern the Grants, except as otherwise expressly provided herein or therein. In the event of a conflict between the terms of the Plan and the Management Investor Rights Agreement, the terms of the Plan shall govern except as otherwise expressly provided herein or therein.

3.7 Shares Subject to the Plan. Subject to Section 7.6 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Grants under the Plan is 30,180.39 Shares. No Participant may receive Grants under the Plan with respect to more than 5,000 Shares during any calendar year. To the extent all or a portion of Grant terminates, expires, is forfeited or is canceled or such Grant or portion thereof is settled for cash (in whole or in part), the Shares subject to such Grant or portion thereof, shall, to the extent of such termination, expiration, forfeiture, cancellation or cash settlement, again be available for future Grants under the Plan. To the extent that any share of Restricted Stock granted under the Plan is repurchased or forfeited, the Shares covered by such Grant shall again be available for future Grants under the Plan. Further, the following Shares shall be added to the Shares authorized for Grant under the Plan and will be available for future Grants: (a) Shares tendered by a Participant or withheld by the Company in payment of the Exercise Price or purchase price of a Grant; and (b) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant.

3.8 Plan Term. The Committee shall not make any Grants under this Plan on or after the tenth anniversary of the Effective Date. All Grants which remain outstanding after such date shall continue to be governed by the Plan.

4.	Options

Subject to adjustment as provided in Section 7.6 hereof and Section 8.10.2, the Committee may grant to Participants Options to purchase Shares.

4.1 Exercise Price. The Exercise Price of any Option granted under the Plan shall not be less than of the Fair Market Value of a Share on the Grant Date and shall be specified in the Stock Option Grant Agreement.

4.2 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.

4.3 Vesting Date of Options.

4.3.1 Generally. Except as otherwise provided in a Stock Option Grant Agreement, each Option granted pursuant to this Plan shall vest with respect to 20% of such Option on each of the first five anniversaries of the Grant Date of such Option, until 100% of such Option is fully vested and exercisable, subject in all cases to the Participant’s continued Employment through the applicable Vesting Date.

4.3.2. Accelerated Vesting of a Portion of the Option on Death and Disability. Upon the termination of a Participant’s Employment due to the Participant’s death or Disability, the portion of the Options held by such Participant that would have vested on the anniversary of the Grant Date of such Option that immediately follows the date of termination will become vested and exercisable on such termination of Employment.

4.3.3 Accelerated Vesting on a Qualifying Termination. In the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, 100% of the then outstanding Options held by the Participant shall immediately vest and become exercisable as of such Qualifying Termination.

4.4 Rights as Stockholders. The Participants shall not have any rights as Stockholders with respect to any Shares covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such Shares. Except as otherwise expressly provided in Sections 7.5 and 7.6 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

4.5 Expiration of Options. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become vested and exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified herein or in the Stock Option Grant Agreement. With respect to each Participant, each

Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earliest of (a) the commencement of business on the date the Participant’s Employment is terminated for Cause; (b) one year following the termination of the Participant’s Employment by reason of the Participant’s death; (c) 180 days following the termination of the Participant’s Employment by reason of the Participant’s Disability or Retirement; (d) 120 days after the date the Participant’s Employment is terminated (i) by the Company for any reason other than Cause, death or Disability or (ii) by the Participant for Good Reason; (e) 60 days following the termination of the Participant’s Employment by the Participant without Good Reason; or (f) the 10th anniversary of the Grant Date for such Option(s). Notwithstanding the foregoing, all Options, whether vested or unvested that have not expired sooner, shall expire on the 10th anniversary of the Grant Date. In addition, all vested and unvested Options will terminate immediately (and sooner than set forth above) (a) on the commencement of business on the date the Participant’s Employment is terminated for Cause, (b) with respect to a Participant who voluntarily terminates Employment with the Company and its Affiliates without Good Reason, on the commencement of business on the date the Participant joins a Competitor and (c) with respect to a Participant with an effective employment or severance agreement with the Company or an Affiliate containing any restriction on competing with the Company or its Affiliates who voluntarily terminates Employment with the Company and its Affiliates, on the commencement of business on the date the Participant joins a Competitor. Any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.5 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement. Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period (not to exceed 10 years from the Grant Date) for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

4.6 Exercise of Options. A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the Options that are vested and exercisable by serving an Exercise Notice on the Company as provided in Section 4.7 hereto.

4.7 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Shares with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the occurrence of an Initial Public Offering, indicate in writing that the Participant agrees to be bound by the Management Investor Rights Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted

Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 7.2 hereof) and, prior to the occurrence of an Initial Public Offering, by the Management Investor Rights Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of Shares specified in such Exercise Notice or any method otherwise approved by the Committee. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or Shares if approved by the Committee) that may become due as a result of the exercise of such Option. The Committee may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash. In addition, the Company will permit such Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) (as permitted under the Management Investor Rights Agreement, if applicable) or, with the consent of the Committee, a reduction in the number of Shares otherwise deliverable pursuant to the Option, to exercise all or any portion of his or her then-exercisable Option through cashless exercise (to satisfy the Exercise Price but not any applicable withholding taxes, unless the Participant’s Employment terminates due to his death or Disability or is terminated by the Company without Cause or by the Participant for Good Reason, in which case the Participant may use cashless exercise (as permitted under the Management Investor Rights Agreement, if applicable) or, with the consent of the Committee, a reduction in the number of Shares otherwise deliverable pursuant to the Option, to satisfy the minimum amount of withholding taxes due on exercise), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Option.

5.	Restricted Stock

Subject to adjustment as provided in Section 7.6 hereof, the Committee may grant to Participants Restricted Stock. The Committee shall determine the terms and conditions, including the restrictions applicable to each grant of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

5.1 Grant Date. The Grant Date of the Restricted Stock shall be the date designated by the Committee and specified in the Restricted Stock Grant Agreement as of the date the Restricted Stock is granted.

5.2 Purchase Price. The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

5.3 Rights as Stockholders. Subject to Section 5.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Committee, all the rights of a Stockholder with respect to said Shares, subject to the restrictions in the Restricted Stock Grant Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Committee, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 5.4.

5.4 Restrictions. All shares of Restricted Stock (including any Shares, other securities or other property received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the Restricted Stock Grant Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Employment with the Company, Company performance, individual performance or other criteria selected by the Committee. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

5.5 Vesting Date of Restricted Stock

5.5.1 Accelerated Vesting on Death and Disability. Except as otherwise provided in the Restricted Stock Grant Agreement, upon the termination of a Participant’s Employment due to the Participant’s death or Disability, the portion of the Restricted Stock held by such Participant as to which any and all of the restrictions imposed by the terms of the Restricted Stock Grant Agreement would have lapsed on the anniversary of the Grant Date of such Restricted Stock that immediately follows the date of termination shall lapse and such Restricted Stock shall vest on such termination of Employment.

5.5.2 Accelerated Vesting on a Qualifying Termination. Except as otherwise provided in the Restricted Stock Grant Agreement, in the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, any or all of the restrictions imposed by the terms of the Restricted Stock Grant Agreement shall lapse with respect to 100% of the then outstanding Restricted Stock held by the Participant and such Restricted Stock shall vest as of such Qualifying Termination.

5.6 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Committee at the time of the grant of Restricted Stock or thereafter, if no price was paid by the Participant for the Restricted Stock, upon a termination of a Participant’s Employment during the applicable restriction period, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a termination of Participant’s Employment during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Restricted Stock Grant Agreement. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that upon certain events, including a Change in Control, the Participant’s death, Retirement or Disability or any other specified termination of a Participant’s Employment or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase and/or such Shares shall not be subject to forfeiture.

5.7 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Restricted Stock.

5.8 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

6.	Restricted Stock Units

Subject to adjustment as provided in Section 7.6 hereof, the Committee may grant to Participants Restricted Stock Units. The Committee shall determine the terms and conditions, including the restrictions applicable to each grant of Restricted Stock Units, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate.

6.1 Grant Date. The Grant Date of the Restricted Stock Units shall be the date designated by the Committee and specified in the Restricted Stock Unit Grant Agreement as of the date the Restricted Stock is granted.

6.2 Purchase Price. The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock Unit.

6.3 Vesting of Restricted Stock Units.

6.3.1 Vesting. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant’s duration of Employment with the Company or any Affiliate, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

6.3.2 Accelerated Vesting on Death and Disability. Except as otherwise provided in the Restricted Stock Unit Grant Agreement, upon the termination of a Participant’s Employment due to the Participant’s death or Disability, the portion of the Restricted Stock Units held by such Participant that would have vested on the anniversary of the Grant Date of such Restricted Stock Units that immediately follows the date of termination shall lapse and such Restricted Stock Units shall vest on such termination of Employment.

6.3.3 Accelerated Vesting on a Qualifying Termination. Except as otherwise provided in the Restricted Stock Unit Grant Agreement, in the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, any or all of the restrictions imposed by the terms of the Restricted Stock Unit Grant Agreement shall lapse with respect to 100% of the then outstanding Restricted Stock Units held by the Participant and such Restricted Stock Units shall vest as of such Qualifying Termination.

6.4 Payment. At the time of grant, the Committee shall specify the settlement or payment date applicable to each Grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Grant and may be determined at the election of the Participant (if permitted by the applicable Restricted Stock Unit Grant Agreement); provided, however, that, except as otherwise expressly set forth in an applicable Restricted Stock Unit Grant Agreement, and subject to compliance with Section 409A of the Code, in no event shall the payment date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. In the event the settlement or payment date of a Grant of Restricted Stock Units will occur later than the dates set forth in clause (a) and (b) above, the Restricted Stock Units shall be subject to compliance with Section 409A of the Code and the provisions of Section 8.10 shall apply to such Grant. On the payment date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Committee, an amount in cash equal to the Fair Market Value of such Shares on the payment date or a combination of cash and Shares as determined by the Committee.

6.5 No Rights as a Stockholder. Unless otherwise determined by the Committee, a Participant holding Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Participant pursuant to the terms of this Plan and the Restricted Stock Unit Grant Agreement.

7.	Additional Terms of Grants

7.1 Limitation on Transfer. Each Grant granted to a Participant shall be exercisable only by or vest only in such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Grants held by such Participant to: (a) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (b) subject to the prior written consent of the Committee, not to be unreasonably withheld, and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant for estate planning purposes, the beneficiaries of which may include only the Participant or the Participant’s family members (as defined in Form S-8) (each of (a) and (b), a “Permitted Transferee”). Notwithstanding anything to the contrary herein, in no case shall a transfer be made to a Competitor and any such purported transfer shall be void.

7.2 Condition Precedent to Transfer of Any Option or Share of Restricted Stock. It shall be a condition precedent to any Transfer of any Grant by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Grant Agreement and the Management Investor Rights Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

7.3 Effect of Void Transfers. In the event of any purported Transfer of any Grant in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

7.4 Management Investor Rights Agreement. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.7, and/or upon the lapse or termination of any and all restrictions applicable to Restricted Stock described in Section 5.4, and/or upon the settlement of Restricted Stock Units for Shares in accordance with Section 6.4, prior to the occurrence of an Initial Public Offering, no Shares shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Investor Rights Agreement and any Grant Agreement.

7.5 Amendment of Terms of Options and Restricted Stock. The Committee may, in its sole discretion, amend the Plan or terms of any Grant, provided, however, that any such amendment shall not impair or adversely affect a Participant’s existing rights under the Plan or such Grant without such Participant’s written consent.

7.6 Adjustment Upon Changes in Shares.

7.6.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the Stockholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company, the Committee shall make such equitable adjustments to prevent the enlargement or dilution of rights with respect to the number of Shares subject to outstanding Grants under this Plan, the Exercise Price per Share or purchase price per Share of outstanding Grants under this Plan and the number of outstanding shares of Restricted Stock.

7.6.2 Certain Mergers. Subject to any required action by the Stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Shares receive securities of another corporation), the Options and Restricted Stock Units outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of Shares subject to any such Option and Restricted Stock Units would have received in such merger or consolidation and the restrictions on shares of Restricted Stock held by Participant on the date of such merger or consolidation shall pertain to and apply to the securities that such Participant would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the Stockholders of the Company retain their Shares and are not entitled to any additional or other consideration, the Grants outstanding under the Plan shall not be affected by such transaction).

7.6.3 Certain Other Transactions. Except as otherwise provided in a Participant’s Grant Agreement, in the event of (a) a dissolution or liquidation of the Company, (b) a sale of all or substantially all of the Company’s assets, (c) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (d) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its good faith discretion, (i) have the power to provide for the exchange of each Option, Restricted Stock Unit and/or share of Restricted Stock outstanding immediately prior to such event (whether or not then exercisable) for a share of restricted stock and/or an option and/or a restricted stock unit on some or all of the property for which the shares of Restricted Stock and/or Shares underlying such Options and Restricted Stock Units are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the Exercise Price of the Options, or the number or kind of securities or amount of property subject to the Options or Restricted Stock Units and/or received for shares Restricted Stock, or (ii) if appropriate, cancel, effective immediately prior to such event, any outstanding Grant (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each share of Restricted Stock and each such cancelled Restricted Stock Unit, equal to the value, as determined by the Committee in its sole discretion, of securities and/or property (including cash) received by such holders of Shares as a result of such event and with respect to each Share underlying such cancelled Option, equal to the excess, if any, of (A) the value, as determined by the Committee in its sole discretion of securities and/or property (including cash) received by such holders of Shares as a result of such event over (B) the Exercise Price, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

7.6.4 Other Changes. In the event of any extraordinary dividend in respect of Shares or change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 7.6.1 through 7.6.3 hereof, or in the event of an initial public offering for the securities of any Affiliate, the Board or the Committee shall, in its good faith discretion, make such substitutions or adjustments in the number and kind of shares or securities or other property subject to Grants outstanding on the date on which such change occurs and in the per-share Exercise Price of each Option, as the Board or the Committee may consider appropriate, to prevent dilution or enlargement of rights. In such event, references to Shares herein shall be deemed to be references to such other kind of shares or securities subject to Grants hereunder.

7.6.5 Tax Requirements. No adjustment or change to the Grants or Shares pursuant to this Section 7 shall be made which would cause a Grant to fail to be exempt from or comply with Section 409A of the Code and any guidance issued thereunder.

7.7 No Other Rights. Except as expressly provided in the Plan or the Grant Agreements evidencing the Grants, the Participants shall not have any rights as a holder of Grants by reason of (a) any subdivision or consolidation of Shares or any other securities of any class, (b) the payment of any distribution, any increase or decrease in the number of Shares, or (c) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Grant Agreements evidencing the Grants, no issuance by the Company of Shares or shares of common stock or shares of any class, or securities convertible into Shares or shares of common stock or shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Grants, the Exercise Price of Options, the purchase price of any Grant or the number of shares of Restricted Stock.

7.8 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under a Grant (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding, surrender or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a cashless Option exercise involving the sale of Shares to pay the Option Exercise Price or any other tax withholding obligation.

8.	Miscellaneous

8.1 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Grant.

8.2 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

8.3 Restrictions on Shares. The rights and obligations of the Participants with respect to the Shares obtained through the exercise, vesting or settlement of any Grant provided in the Plan shall be governed by the terms and conditions of the Management Investor Rights Agreement, including the call and repurchase rights (and applicable pricing) set forth therein.

8.4 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Caesars Interactive Entertainment, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Attention: General Counsel

Facsimile: (702) 494-4323

With a copy to:

Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, NV 89109

Attention: General Counsel

Facsimile: (702) 494-4323

or to such other address as any party may have furnished to the other in writing in accordance herewith.

8.5 Compliance with Code Section 162(m). In the event the Company becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting the requirements of Section 162(m)(2) of the Code to (a) approve Grants that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code; and (b) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such committee. In addition, Grants granted under the Plan may be granted upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) of the Code and any Treasury Regulations promulgated thereunder.

8.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

8.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

8.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

8.9 Binding Effect. This Plan shall be binding upon and inure to the benefit of the successors in interest of the Company.

8.10 Section 409A.

8.10.1 To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Treasury Regulations, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Treasury Regulations and thereby avoid the application of any penalty taxes under such Section.

8.10.2 Notwithstanding anything to the contrary contained in the Plan, no person who is an employee of CEC or one of its controlled subsidiaries shall be eligible to receive Awards under the Plan unless he or she is providing direct services to the Company or any Affiliate on the date of grant of such Award within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).

8.10.3 For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that a Participant may be eligible to receive under this Plan or any Award shall be treated as a separate and distinct payment.

8.10.4 Neither the time nor form of distribution, payment or settlement with respect to an Award that is subject to Section 409A of the Code may be changed, except as may be permitted by the Committee in accordance with the Plan, the applicable Award Agreement and Section 409A of the Code and the Treasury Regulations thereunder. No payment under an Award that is subject to Section 409A of the Code shall be made at a time earlier than that provided for in this Agreement unless such payment is (a) an acceleration of payment permitted to be made under Treasury Regulation Section 1.409A-3(j)(4) or (b) a payment that would otherwise not be subject to additional taxes and interest under Section 409A.

8.10.5 If a Participant is a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i)) on the date of his or her “separation from service” (as defined in Treasury Regulations Section 1.409A-1(h)), the payment, distribution or settlement of any Award granted to such Participant that is subject to Section 409A of the Code upon and as a result of such separation from service shall be delayed to the extent necessary to avoid a prohibited distribution under Section 409A(2)(B)(i) of the Code, and the Shares or cash or other securities to be provided upon payment, distribution or settlement of any such Award shall be distributed to the Participant on the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service, (b) the date of the Participant’s death, or (c) such earlier date as is permitted under Section 409A of the Code and the Treasury Regulations thereunder.

Exhibit A

STOCK OPTION GRANT AGREEMENT

See attached.

STOCK OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this                      between Caesars Interactive Entertainment, Inc. (fka Harrah’s Interactive Entertainment, Inc.) (the “Company”) and                                          (the “Participant”).

WHEREAS, the Company has adopted and maintains the Caesar’s Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and Stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants of Options to purchase Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an Option as set forth on the signature page hereto.

2. Grant Date. The Grant Date of the Option hereby granted is                     .

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each Share underlying the Option hereby granted is set forth on the signature page hereto.

5. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. This Agreement is intended to comply with Section 409A of the Code and any guidance issued thereunder and shall be interpreted, operated and administered by the Committee accordingly.

6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7. Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan, the Management Investors Rights Agreement and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All Shares obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Investor Rights Agreement.

8. No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Option.

9. Participant’s Undertaking and Consents. The Participant hereby agrees to take whatever reasonable additional actions and execute whatever additional documents the Company may in its reasonable, good faith judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Stock Option Grant Agreement and the Plan (it being understood that such additional actions and documents shall not in any way expand such obligations or restrictions). The Participant hereby consents to the collection, retention, use, processing and transfer of the Participant’s personal data by the Company and any of its Affiliates, any administrator of the Plan, the Company’s registrars or brokers for the purposes of implementing and operating the Plan.

10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, except to the extent of any conflict between the provisions hereof and an employment agreement effective on the date hereof.

2

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

13. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to the occurrence of an Initial Public Offering, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Investor Rights Agreement and the Participant hereby agrees to be bound thereby.

14. Waiver. The Participant hereby agrees that the proposed transactions by which Caesars Entertainment Corporation (“CEC”) will contribute all of the outstanding shares of the common stock of the Company held by a subsidiary of CEC to Caesars Growth Partners, LLC or a subsidiary thereof (collectively, “CGP”), and the related transactions, including, without limitation, the transfer of ownership of the shares of common stock of the Company to CGP as a result of the proposed transactions, the acquisition of ownership interests in CGP by CEC and Caesars Acquisition Company (“CAC”), and any future acquisition of ownership interests or shares of CGP, the Company or CAC by CEC or a subsidiary or Affiliate thereof (collectively, the “Transactions”), shall not constitute a Change in Control for purposes of the Plan. The Participant hereby waives any and all rights under the Plan or any Grant Agreement evidencing Grants made prior to the date hereof relating to, in connection with or arising from any provisions in the Plan or such Grant Agreement applicable as a result of a Change in Control and agrees that such provisions shall not apply to the Participant or his or her Grants as a result of the Transactions.

*        *        *         *        *

3

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Investor Rights Agreement as of the day and year first written above.

Caesars Interactive Entertainment, Inc.

By:
Name:	Mitch Garber
Title:	CEO
Date:

Name Date

Number of Shares subject to Option:

Exercise Price for Option: per Share

4

Exhibit B

RESTRICTED STOCK GRANT AGREEMENT

See attached.

CAESARS INTERACTIVE ENTERTAINMENT, INC.

AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN (amended as of [            ])

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

Caesars Interactive Entertainment, Inc., a Delaware corporation, (the “Company”), pursuant to its Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), the number of shares of the Company’s Common Stock set forth below (the “Shares”). This Restricted Stock Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including without limitation the Restrictions on the Shares set forth in the Restricted Stock Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:	[ ]

Grant Date:	[ ]

Total Number of Shares of Restricted Stock:	[ ] shares

Purchase Price:	$[ ]

Repurchase Price:	$[ ]

Vesting Commencement Date:	[ ]

Vesting Schedule:	[To be specified in individual Grant Notices.]

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board or other committee appointed by the Board to administer the Plan (the “Administrator”) upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. [If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.]

CAESARS INTERACTIVE ENTERTAINMENT, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

CAESARS INTERACTIVE ENTERTAINMENT, INC.

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, Caesars Interactive Entertainment, Inc., a Delaware corporation (the “Company”) has granted to Participant the right to purchase the number of shares of Restricted Stock under the Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(b) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

(c) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(d) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. In consideration of the Participant’s past and/or continued employment with or service to the Company or one of its Subsidiaries, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Stock subject to the Award (as defined below), as of the Grant Date, the Company issues to the Participant the Award described in this Agreement (the “Award”). The number of shares of Restricted Stock (the “Shares”) subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Director or Consultant of the Company or one of its Subsidiaries.

(b) Purchase Price; Book Entry Form. The purchase price of the Shares is set forth on the Grant Notice. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(d), the Company shall cause certificates representing the Shares to be issued to the Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).

(c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or shall have been removed and the Shares shall thereby have become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN CAESARS INTERACTIVE ENTERTAINMENT, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b), the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 13.3 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2 Restrictions.

(a) Forfeiture. Any Award which is not vested as of the date the Participant’s Termination of Services shall thereupon be (i) forfeited immediately and without any further action by the Company, if no price was paid by the Participant for the Shares, or (ii) subject to the Company’s right to repurchase such Shares at a cash price per share equal to the price paid by the Participant for such Shares or such other amount as may be specified in the Grant Notice. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 and the exposure to forfeiture and repurchase set forth in this Section 2.2(a).

(b) Vesting and Lapse of Restrictions. Subject to Sections 2.2(a) and 2.2(c), the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.

(c) Acceleration of Vesting. Notwithstanding Section 5.5 of the Plan, the Award shall not become fully vested and none of the Restrictions applicable to such Award shall lapse upon a Qualifying Termination.

(d) Tax Withholding. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b) hereof), no new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(i) Cash or check;

(ii) Shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(iii) Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Share in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the Award or the issuance of Shares hereunder.

(e) Conditions to Delivery of Stock. Subject to Section 2.1, the Shares deliverable under this Award may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(i) The admission of such Shares to listing on all stock exchanges on which the Stock is then listed;

(ii) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax; and

(v) The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience;

(vi) The execution by the Participant of the Management Investor Rights Agreement, if such issue or delivery of Shares is to take place prior to the occurrence of an Initial Public Offering of the Company.

(f) Restrictions on Shares. The rights and obligations of the Participants with respect to the Shares deliverable under this Award upon lapse of Restrictions applicable to such Award shall be governed by the terms and conditions of the Management Investor Rights Agreement, including the call and repurchase rights (and applicable pricing) set forth therein.

2.3 Consideration to the Company. In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III.

OTHER PROVISIONS

3.1 Tax Withholding and Section 83(b) Election. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. Participant understands that Section 83(a) of the Internal Revenue Code taxes as ordinary income the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares at the time the Restrictions on such Shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date. In the event Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30 day period. Participant understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED SHARES.

PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3.2 Restricted Stock Not Transferable. No Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the Shares may be transferred to certain persons or entities related to Participant, including but not limited to members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family. Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan, the Management Investors Rights Agreement and this Restricted Stock Grant Agreement and shall be entitled to all the rights of the Participant under the Plan. Notwithstanding anything to the contrary herein, in no case shall a transfer be made to a Competitor and any such purported transfer shall be void.

3.3 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date the Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Shares, the Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.

3.4 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Participant.

3.8 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested. Notices to the Participant shall be addressed to his address shown in the Company records, and to the Company at its principal executive office, as specified in Section 7.4 of the Plan.

3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.11 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the

Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                             , spouse of                             , have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Caesars Interactive Entertainment, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Caesars Interactive Entertainment, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

B-1

RESTRICTED STOCK AGREEMENT

UNDER THE CAPITAL GAINS ROUTE OF SECTION 102 OF THE ORDINANCE

This Restricted Stock Agreement (this “Agreement”) is made and entered into effective as of                     , between CAESARS INTERACTIVE ENTERTAINMENT, INC., a Delaware corporation (the “Company”), and                      (the “Investor”).

RECITALS

A. The Company desires to grant to the Investor, and the Investor desires to accept shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as more fully set forth herein.

B. The Investor is contemporaneously herewith joining the Amended and Restated Caesars Interactive Entertainment, Inc. Management Investor Rights Agreement, as amended (the “MIRA”), among the Company, HIE Holdings, Inc., a Delaware corporation (“Parent”), Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), and the other stockholders that are party thereto, and agreeing that the Shares granted hereunder shall be subject to the provisions thereof. Any term not otherwise defined herein shall have the meaning given such term in the MIRA.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the Company and the Investor, intending to be legally bound, hereby agree as follows:

1. Share Grant; Vesting; Company Repurchase Right; Company Call Option; Representations and Warranties.

1.1 Share Grant. Immediately following the closing of the transactions contemplated by the Share Purchase Agreement, the Company shall grant the Investor                  shares of Common Stock (the “Shares”), pursuant to the CIE Management Equity Incentive Plan and its Israeli Addendum (together the “Plan”).

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

1.2 MIRA. The Investor acknowledges and agrees that the Shares shall be subject to the terms and provisions contained in the MIRA with respect to the Shares and any Repurchased Shares purchased by the Investor pursuant to Section 1.6 below.

1.3 Vesting. All of the Shares granted to the Investor pursuant to Section 1.1 will be deemed “Unvested”. Although all of the Unvested Shares will entitle the Investor to generally all of the rights accorded to a holder of Common Stock (including the right to vote such Shares), the Unvested Shares will be subject to, among other things, repurchase and restrictions on transfer contained in this Agreement and the MIRA. The Unvested Shares will become “Vested” on the third anniversary of the date hereof, provided the Investor’s Employment continues on each such date. The Investor shall, for purposes of the vesting, be deemed to continue in

“Employment” for so long as the employee-employer relationship continues under Israeli law (including any notice period) between the Investor and the Company or any affiliate of the Company (as the Company shall designate).

1.4 Section 102 Tax Qualification. All of the Shares granted to the Investor shall be granted under the Capital Gains Route of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (“Capital Gains Route”). All of the Shares granted to the Investor shall be deposited with the trustee appointed as trustee for the purposes of the Capital Gains Route (the “102 Trustee”).

1.5 Escrow. All Unvested Shares shall be immediately deposited into escrow with an agreed escrow agent and may released from such escrow at the time such Unvested Shares become Vested Shares pursuant to Section 1.3. The 102 Trustee shall also serve as the escrow agent.

1.6 Company Repurchase Right. The Company shall have the right to repurchase the Shares pursuant to Section 5 of the MIRA. In addition, the Company shall have the right to repurchase the Unvested Shares if the Investor resigns or voluntarily departs from his employment from the Company or such affiliate of the Company for any reason (other than a resignation or voluntary departure for Good Reason) within three (3) years of the date hereof (the “Commitment Period”). Furthermore, if during the Commitment Period (A) the Investor resigns or voluntarily departs from his employment from the Company or an affiliate of the Company for Good Reason or (B) the Company or an affiliate of the Company terminates the employment of the Investor for any reason other than Cause; The Company shall have the right to repurchase subject to the Investor’s Payment Right (as such term is defined below), the lesser of (x) the Unvested Shares and (y) the Repurchased Shares (as defined below). For purposes of the repurchase above and under the MIRA, the “Applicable Purchase Price” for the Shares being repurchased shall equal          Dollars ($        ).

“Repurchased Shares” shall mean the number of Shares equal to the number of remaining days from the termination date until the end of the Commitment Period, divided by         , and rounded up to the nearest whole number, and multiplied by         .

Notwithstanding the foregoing, if (A) or (B) occurs, the investor shall have the opportunity to pay a price with respect to any of the repurchased shares by providing notice (the “Payment Notice”) to the Company not later than two weeks after the date on which (x) investor was notified by the company (or an affiliate of the company) of a termination for any reason other than cause, or (y) the investor resigns or voluntarily departs from his employment from the company (or an affiliate of the company) for good reason, of investor’s intention to exercise his right to pay a price with respect to the repurchased shares, or any part thereof (such shares, the “Purchased Shares”), for the amount of US$         per share (the “Payment Right”), in which case any such share will not be included in the repurchased shares. The payment right must be completed by the investor within 5 days after the delivery of the payment notice, and the investor shall deliver to the Company the applicable payment for the purchased shares, as calculated above, by wire transfer of immediately available funds pursuant to wire transfer instructions previously provided by the Company, and the Company shall deliver to the investor a certificate evidencing the shares to be issued, registered in the name of the 102 Trustee and held for the benefit of the investor.

(A) Accelerated Vesting of Shares. Fifty percent (50%) of the Investor’s Shares shall immediately become Vested Shares upon a Qualified Public Offering and one hundred percent (100%) of the Investor’s Shares shall immediately become Vested Shares immediately prior to a Change in Control of the Company.

1.7 Company Call Option. In addition to any other rights the Company shall have pursuant to this Agreement or the MIRA, the Company shall have the right to repurchase up to an aggregate of fifty percent (50%) of the Shares granted to the Investor pursuant to this Agreement at any time, and from time to time, upon five (5) days prior written notice to the Investor at an aggregate purchase price of          Dollars ($        ) (which amount shall be calculated on a per share basis to the extent that less than fifty percent (50%) of the Shares are repurchased at any one time). For sake of clarify, the Shares shall include any Purchased Shares.

1.8 Stock Splits, Stock Dividends, Etc. Any shares of capital stock of the Company or any other company, or any other property (including cash paid other than as an ordinary dividend), received by the Investor with respect to the Shares as the result of (i) any stock dividend, stock split, recapitalization or other similar event, (ii) any other Investor distribution made with respect to the Common Stock, or (iii) any merger or sale of all or substantially all of its assets of or other business combination involving the Company, shall be subject to the terms and conditions of this Agreement and the MIRA. Any successor to the Company by merger or other business combination shall succeed to the Company’s rights under this Agreement.

1.9 Representations and Warranties. Investor hereby represents and warrants to the Company that:

(a) The Investor has the full power and authority to enter into this Agreement.

(b) This Agreement has been duly and validly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency or other similar laws of general application affecting creditors’ rights and general principles of equity.

(c) Neither the execution and delivery by the Investor of this Agreement, the compliance by the Investor with the terms and conditions hereof, nor the consummation by the Investor of the transactions contemplated hereby will violate, result in a breach of, or constitute a default under, in each case in any material respect, any agreement, instrument, judgment, order or decree to which the Investor is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument.

(d) The Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, by reason of their issuance in a transaction exempt from the registration requirements thereunder and may not be resold unless a subsequent disposition thereof is registered thereunder (the Company being under no obligation to so register) or is exempt from registration thereunder.

(e) The Investor is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) or has a preexisting personal or business relationship with the Company or its affiliates which is of a nature and duration sufficient to make the Investor aware of the character, business acumen and general business and financial circumstances of the Company. The Company has provided the Investor with full and complete disclosure with respect to the operations, business prospects and condition (financial or otherwise) of the Company, and the Investor has made a voluntary and informed investment decision to purchase the Shares.

1.10 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor, as of the Closing, as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and perform the terms of this Agreement and to consummate the transactions contemplated hereby and has all taken all necessary action to authorize the execution, delivery and performance of this Agreement. The Shares, when issued, will be validly issued, fully paid and non-assessable.

(b) This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency or other similar laws of general application affecting creditors’ rights and general principles of equity.

(c) Neither the execution and delivery by the Company of this Agreement, the compliance by the Company with the terms and conditions hereof, nor the consummation by the Company of the transactions contemplated hereby will (i) violate, result in a breach of, or constitute a default under its certificate of incorporation or bylaws, or (ii) violate, result in a breach of, or constitute a default under, in each case in any material respect, any agreement, instrument, judgment, order or decree to which the Company is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument.

(d) Except for the representations and warranties specifically provided in this Section 1.10, the Company makes no other representations or warranties, express or implied, in connection with the matters covered by this Agreement and hereby disclaims any other representations or warranties made by it, its affiliates, and any of its or their officers, directors, employees, agents, financial and legal advisors or other representatives in connection with the matters covered by this Agreement.

2. Definitions. Unless defined below or otherwise indicated, capitalized terms not defined herein have the meanings set forth in the MIRA. For purposes of this Agreement:

2.1 “Cause” shall mean the existence of any of the items set forth in the MIRA but shall also include the Investor’s willful and material breach of his/her confidentiality obligations to the Company (or any affiliate of the Company) or any material unauthorized use or disclosure by the Investor of trade secrets of the Company or any successor or affiliate thereof, in each case as determined in good faith by the Company’s executive officers or board of directors.

2.2 “Qualified Public Offering” shall mean an underwritten public offering after the date hereof of Company Shares, Parent Shares by Parent or Caesars Shares by Caesars, as applicable, or of Common Stock by the Company, Parent Shares by Parent or Caesars Shares by Caesars by any selling securityholders, in each case pursuant to an effective registration statement filed by the Company, Parent or Caesars, as applicable, with the U.S. Securities and Exchange Commission (other than (a) registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, including a registration statement related to the Management Equity Incentive Plan or, for the avoidance of doubt, the Caesards Entertainment Corporation Management Incentive Plan, as applicable, (b) a registration incidental to an issuance of securities under Rules 144A of the Securities Act, (c) a registration on Form S-4 under the Securities Act or any successor from under the Securities Act, or (d) a registration on Form S-8 under the Securities Act or any successor form under the Securities Act), pursuant to which the aggregate amount of Company Shares, Parent Shares or Caesars Shares, as applicable, for which a registration filing is made (together with the aggregate amount of Company Shares, Parent Shares or Caesars Shares, as applicable, registered from any prior such offerings after the date hereof) is at least 40% of the total then-outstanding equity interests in the Company, Parent or Caesars, as applicable.

2.3 “Change in Control” means a transaction or series of related transactions whereby the stockholders of the Company constituted immediately prior to such transaction or related transactions hold less than fifty percent (50%) of the voting power of the Company (or successor company) after the consummation transaction or series of related transactions.

3. Restrictions on Transfer. As evidence of the restrictions on transfer, the following legend (or a substantially similar legend) will be placed on the certificate or certificates evidencing the Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES OR (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS AND

REPURCHASE RIGHTS SET FORTH IN THE AMENDED AND RESTATED CAESARS INTERACTIVE ENTERTAINMENT, INC. MANAGEMENT INVESTOR RIGHTS AGREEMENT DATED AS OF NOVEMBER 22, 2010, AMONG THE COMPANY, HIE HOLDINGS, INC., AND THE OTHER STOCKHOLDERS OF THE COMPANY THAT ARE PARTY THERETO, AND THE RESTRICTED STOCK AGREEMENT DATED AS OF             , 2012 BETWEEN THE COMPANY AND THE HOLDER OF THESE SECURITIES, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST TO THE SECRETARY OF THE COMPANY.”

The Company may give appropriate stop-transfer instructions to any transfer agent for the Shares.

4. Miscellaneous.

4.1 Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

4.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or dispatched by nationally recognized overnight courier prepaid, to the respective parties at the following addresses or facsimile numbers:

If to the Company:

Caesars Interactive Entertainment, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Facsimile No.: (702) 407-6418

Attn: General Counsel

Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, NV 89109

Facsimile No.: (702) 407-6418

Attn: General Counsel

With a copy to:	Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Facsimile No.: (714) 755-8290 Attn: Charles K. Ruck and Michael A. Treska

If to the Investor:	To the address or facsimile number for notice set forth on the last page hereof.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 4.2, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 4.2, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 4.2, be deemed given on the earlier of the first Business Day following the date deposited with such overnight courier with the requisite payment and instructions to effect delivery on the next Business Day or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 4.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

4.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

4.4 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement. To the extent that any term or provision of this Agreement shall conflict with any term or provision in the MIRA, the terms and provisions of this Agreement shall control with respect to the Shares.

4.5 Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Delaware should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

4.6 Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile transmission, and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

4.7 Entire Agreement. This Agreement and the MIRA, constitute the entire agreement between the Company and the Investor with respect to the subject matter hereof and supersede all prior agreements and understandings related to such subject matter. This Agreement does not affect or change the terms and conditions of Employment of the Investor.

4.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms and effect to such illegal, invalid or unenforceable provision as may be possible.

4.9 Agreement Negotiated. Investor acknowledges that he, she or it has been advised to, and has had the opportunity to, consult with his, her or its personal attorney prior to entering into this Agreement. As a consequence, the Company and the Investor do not believe or intend that any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

4.10 At Will Employment. Nothing in this Agreement shall confer upon the Investor any right to continue in employment for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or an affiliate of the Company or of the Investor, which rights are hereby expressly reserved by each, to terminate Investor’s employment at any time for any reason, with or without Cause.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Restricted Stock Purchase Agreement to be duly executed on the date and year first above written.

CAESARS INTERACTIVE ENTERTAINMENT, INC.

By:
Name:
Title:

I hereby approve and agree to all the aforesaid in this Agreement and the Trust Deed attached hereto and I declare that I am familiar with the provisions of Section 102 and the Capital Gains Route. I hereby undertake not to sell or transfer the Shares prior to the lapse of the Trust Period, unless I pay all taxes, which may arise in connection with such sale and/or transfer.

INVESTOR

Signature:
Name:

Address:
Facsimile:

Exhibit C

RESTRICTED STOCK UNIT GRANT AGREEMENT

See attached.

RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS AGREEMENT is made as of this      day of             , 20     (the “Agreement”) between Caesars Interactive Entertainment, Inc. (the “Company”) and                      (the “Participant”).

WHEREAS, the Company has adopted and maintains the Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and Stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Participants of Restricted Stock Units.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Units. In consideration of Participant’s continued employment with the Company or any Affiliate thereof that employs or retains Participant, and for other good and valuable consideration, and pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to Participant Restricted Stock Units as set forth on the signature page hereto.

2. Grant Date. The Grant Date of the Restricted Stock Units hereby granted is             , 20    .

3. Distribution of Restricted Stock Units.

(a) Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s vested Restricted Stock Units within 30 days following the vesting date of the Restricted Stock Units as specified in this Agreement.

(b) All distributions shall be made by the Company in the form of whole Shares. The Company shall either (i) cause a stock certificate or certificates representing the Shares to be issued and registered in the name of Participant, or (ii) cause the Shares to be issued in book entry form with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions imposed on the Shares pursuant to this Agreement. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the Restricted Stock Units are settled pursuant to this Section 3.

(c) Neither the time nor form of distribution of Common Stock with respect to the Restricted Stock Units may be changed, except as may be permitted by the Committee in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

4. Tax Withholding.

(a) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Restricted Stock Units to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the Restricted Stock Units, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Restricted Stock Units (the “Tax Withholding Obligation”).

(b) Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with clause (c) below, Participant’s acceptance of the Restricted Stock Units constitutes Participant’s instruction and authorization to the Company to withhold a net number of vested Shares otherwise issuable pursuant to the Restricted Stock Units having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates. In the event Participant’s Tax Withholding Obligation will be satisfied under this Section 4(b), then following the date of an Initial Public Offering, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares issuable to Participant upon settlement of the Restricted Stock Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Participant’s Tax Withholding Obligation. Participant’s acceptance of the Restricted Stock Units constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described above, including the transactions described in the previous sentence, as applicable. Any Shares to be sold at the Company’s direction through a broker-assisted sale will be sold on the day the Tax Withholding Obligation arises or as soon thereafter as practicable. The Shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Participant’s Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant as soon as practicable. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant’s Tax Withholding Obligation.

(c) At any time not less than five business days before any Tax Withholding Obligation arises, Participant may elect to satisfy the Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation in one or more of the forms specified below:

(i) by cash or check made payable to the Company;

(ii) by the deduction of such amount from other compensation payable to Participant;

2

(iii) with the consent of the Committee, by requesting that the Company withhold a net number of Shares otherwise deliverable pursuant to this Agreement having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates;

(iv) with the consent of the Committee, by tendering vested Shares owned by Participant having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates; or

(v) in any combination of the foregoing.

(d) To the maximum extent permitted by applicable law, the Company further has the authority to deduct or withhold by the deduction of such amount as is necessary to satisfy any Tax Withholding Obligation from other compensation payable to Participant with respect to any taxable event arising from vesting of the Restricted Stock Units or the receipt of the Shares upon settlement of the Restricted Stock Units.

5. Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares upon settlement of the Restricted Stock Units prior to fulfillment of all of the following conditions:

(a) The receipt by the Company of full payment for any Tax Withholding Obligation;

(b) The execution by Participant of this Agreement and the Management Investor Rights Agreement; and

(c) The lapse of such reasonable period of time following the satisfaction of all other conditions to issuance as the Committee may from time to time establish for reasons of administrative convenience.

6. Restrictive Legends.

(a) Any Share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal, state or foreign securities laws or the Management Investor Rights Agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK UNIT GRANT AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

If the Shares issued hereunder are issued in book entry form, such book entry form shall include a notation setting forth the restrictions described in the above legend.

3

(b) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Vesting of Restricted Stock Units; Acceleration upon Death, Disability or Qualifying Termination. The Restricted Stock Units shall vest as indicated on the signature page to this Agreement or, if earlier, (a) upon the termination of a Participant’s Employment due to Participant’s death or Disability, with respect to such number of Restricted Stock Units that would have vested on the anniversary of the Grant Date of such Restricted Stock Units that immediately follows the date of such termination of Employment, or (b) in the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, with respect to 100% of the then outstanding Restricted Stock Units held by Participant. In the event of Participant’s termination of Employment prior to the vesting of all of the Restricted Stock Units for any reason other than those enumerated in clauses (a) and (b) above, any unvested Restricted Stock Units will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a Stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a Stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

9. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

10. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action.

4

11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

12. Limitation on Transfer. The Restricted Stock Units shall vest only in Participant or Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to Participant under the Plan, the Management Investors Rights Agreement and this Agreement and shall be entitled to all the rights of Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Restricted Stock Units shall become vested and/or forfeited based on the Employment and termination of Employment of Participant. The Restricted Stock Units and all Shares obtained pursuant to the settlement of the Restricted Stock Units pursuant to this Agreement shall not be transferred except as provided in the Plan and, where applicable, the Management Investor Rights Agreement.

13. No Special Employment Rights. Nothing contained in the Plan shall confer upon Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of Participant from the rate in existence at the time of the grant of the Restricted Stock Units. The grant of the Restricted Stock Units is a one-time benefit and does not create any contractual or other right to receive Grants or benefits in lieu of Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. In addition, the value of the Restricted Stock Units is an extraordinary item of compensation outside the scope of any employment contract. As such, the Restricted Stock Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Shares is unknown and cannot be predicted with certainty.

14. Participant’s Undertaking and Consents. Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable, good faith judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan (it being understood that such additional actions and documents shall not in any way expand such obligations or restrictions). Participant hereby consents to the collection, retention, use, processing and transfer of Participant’s personal data by the Company and any of its Affiliates, any administrator of the Plan, the Company’s registrars or brokers for the purposes of implementing and operating the Plan.

5

15. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, except to the extent of any conflict between the provisions hereof and an employment agreement effective on the date hereof.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

18. Participant Acknowledgment. Participant hereby acknowledges receipt of a copy of the Plan. Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock Units shall be final and conclusive. Participant further acknowledges that, prior to the occurrence of an Initial Public Offering, no Shares shall be issued to Participant upon settlement of the Restricted Stock Units or any portion thereof unless and until Participant has executed the Management Investor Rights Agreement and Participant hereby agrees to be bound thereby.

19. Addendum. Notwithstanding any provisions of this Agreement to the contrary, the Restricted Stock Units shall be subject to any special terms and conditions for Participant’s country of residence (and country of employment, if different) set forth in an addendum to this Agreement (an “Addendum”). Further, if Participant transfers Participant’s residence and/or employment to another country reflected in an Addendum to this Agreement at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). In all circumstances, any applicable Addendum shall constitute part of this Agreement.

20. Section 409A.

(a) Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations

6

or other guidance that may be issued after the Grant Date, “Section 409A”). The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

(b) This Agreement is not intended to provide for any deferral of compensation subject to Section 409A, and, accordingly, the Shares issuable pursuant to the Restricted Stock Units hereunder shall be distributed to Participant no later than the later of: (i) the 15th day of the third month following Participant’s first taxable year in which such Restricted Stock Units are no longer subject to a substantial risk of forfeiture, and (ii) the 15th day of the third month following first taxable year of the Company in which such Restricted Stock Units are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A.

(c) For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

21. Taxes. Participant represents that Participant has had the opportunity to consult with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

22. Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

23. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

24. Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Restricted Stock Units and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Company. By accepting this Agreement, Participant consents to

7

the electronic delivery of prospectuses, annual reports and other information required to be delivered by applicable law (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

25. Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

26. English Language. The Parties confirm that it is their express wish that this Agreement has been drawn up in the English language only. Les Parties aux présentes confirment leur volonté expresse que cette convention soit rédigée en langue anglaise seulement.

27. Waiver. Participant hereby agrees that the proposed transactions by which Caesars Entertainment Corporation (“CEC”) will contribute all of the outstanding shares of the common stock of the Company held by a subsidiary of CEC to Caesars Growth Partners, LLC or a subsidiary thereof (collectively, “CGP”), and the related transactions, including, without limitation, the transfer of ownership of the shares of common stock of the Company to CGP as a result of the proposed transactions, the acquisition of ownership interests in CGP by CEC and Caesars Acquisition Company (“CAC”), and any future acquisition of ownership interests or shares of CGP, the Company or CAC by CEC or a subsidiary or Affiliate thereof (collectively, the “Transactions”), shall not constitute a Change in Control for purposes of the Plan. Participant hereby waives any and all rights under the Plan or any Grant Agreement evidencing Grants made prior to the date hereof relating to, in connection with or arising from any provisions in the Plan or such Grant Agreement applicable as a result of a Change in Control and agrees that such provisions shall not apply to Participant or his or her Grants as a result of the Transactions.

*    *    *    *    *

8

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Investor Rights Agreement as of the day and year first written above.

CAESARS INTERACTIVE ENTERTAINMENT, INC.

By:
Title:

PARTICIPANT

[Participant’s name]

Number of Restricted Stock Units:

Vesting Schedule:	[To be specified in individual Restricted Stock Unit Grant Agreements]

9

RESTRICTED STOCK UNIT GRANT AGREEMENT

Under Section 102 of the Income Tax Ordinance

THIS AGREEMENT is made as of this [ — ] day of [ — ], 20[ — ] (the “Agreement”) between Caesars Interactive Entertainment, Inc. (the “Company”) and [ — ] (the “Participant”).

WHEREAS, the Company has adopted and maintains the Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan and its Addendum for Israeli Participants (the “Plan”) to promote the interests of the Company and its Affiliates and Stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Participants of Restricted Stock Units (“RSUs”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Units. In consideration of Participant’s continued employment with the Company or any Affiliate thereof that employs or retains Participant, and for other good and valuable consideration, and pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to Participant RSUs as set forth on the signature page hereto.

2. Grant Date. The Grant Date of the RSUs hereby granted is [ — ].

3. Distribution of Restricted Stock Units.

(a) Shares shall be distributed to the trustee approved by the Income Tax Authority for this purpose (the “Trustee”), who will hold them in trust for the benefit of the Participant, all as set forth below (or in the event of Participant’s death, for the benefit of his or her estate) with respect to Participant’s vested RSUs within 30 days following the vesting date of the RSUs as specified in this Agreement, subject to the terms and provisions of the Plan and this Agreement.

(b) Unless otherwise determined by the Committee, all distributions shall be made by the Company in the form of whole Shares. The Company shall either (i) cause a stock certificate or certificates representing the Shares to be issued and registered in the name of the Trustee, or (ii) cause the Shares to be issued in book entry form with the Shares recorded in the name of the Trustee in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions imposed on the Shares pursuant to this Agreement.

4. Section 102 of the Income Tax Ordinance and its Rules:

(a) The RSUs are subject to the provisions of Section 102 of the Income Tax Ordinance [New version], 1961 (the “Ordinance” and “Section 102”, respectively), as well as the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (the “102 Rules”), promulgated thereunder.

(b) Accordingly, the Company elected the Capital Gains Route under Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) for the purpose of the taxation of the Participant income from the RSUs. In general, taxable income that should be attributed to the Participant as a result of the grant of the RSUs will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon exercise of the RSUs (“Exercised Shares”) or transfer of RSUs or Exercised Shares from the Trustee to the Participant (a “Transfer”). In accordance with the Capital Gains Route, if the RSUs or the Exercised Shares are held in trust by the Trustee for the applicable period of time (see below), currently two years from the date of grant (the “Trust Period”), gains derived from the sale of Exercised Shares shall be classified as capital gains and taxed at a rate of only 25%.

(c) At the time of sale of the Exercised Shares or a Transfer, the Participant shall be subject to tax, which will be calculated, in general, according to the difference between (a) the market price (or the actual sale price) of the Exercised Shares at such time, and (b) the Exercise Price1. Such tax shall be withheld at source by the Company, in accordance with the provisions of the 102 Rules, and the transfer of Exercised Shares to the Participant is conditioned upon the payment of such tax.

(d) The Participant shall not be entitled to sell the Exercised Shares or to execute a Transfer, prior to the lapse of the Trust Period. Furthermore, any and all rights issued in respect of the Exercised Shares, including bonus shares but excluding cash dividends (“Rights”(, shall be deposited with the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Capital Gains Route. Notwithstanding the aforesaid, the Participant may sell Exercised Shares or Rights or execute a Transfer prior to the lapse of the Trust Period, provided, however, that tax is withheld at source by the Company in accordance with the 102 Rules. In such case, the Participant’s gains shall be classified as ordinary income and the Participant shall be subject to tax on such income at marginal tax rates plus social security and national health insurance payments.

THE PARTICIPANT IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING RESTRICTED STOCK UNITS OR OF DISPOSING OF RESTRICTED STOCK UNITS OR SHARES.

5. Trust. To secure performance of tax law requirements, the RSUs awarded to the Participant according to this Agreement will be held in trust by the Trustee that was approved for

[1]

The above tax description is a general summary only and does not refer to expenses involved with the exercise of RSUs and sale of Exercised Shares or changes in the Israeli Consumer Price Index or foreign exchange rates, which may impact the final tax calculation.

2

this purpose by the Israeli Tax Authorities, who shall release them to the Participant only upon full compliance with the legal requirements and the terms of the Plan. For this purpose, a Trust Deed was signed between the Company and the Trustee, a copy of which is attached hereto as Exhibit A. The conditions of the Trust Deed apply to the RSUs awarded to the Participant; thus, the Participant is required to carefully read the provisions of the said Trust Deed.

6. Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares upon settlement of the Restricted Stock Units prior to fulfillment of all of the following conditions:

(a) The receipt by the Company of full payment for any Tax Withholding Obligation;

(b) The execution by Participant of this Agreement and the Management Investor Rights Agreement; and

(c) The lapse of such reasonable period of time following the satisfaction of all other conditions to issuance as the Committee may from time to time establish for reasons of administrative convenience.

7. Restrictive Legends.

(a) Any Share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal, state or foreign securities laws or the Management Investor Rights Agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK UNIT GRANT AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

If the Shares issued hereunder are issued in book entry form, such book entry form shall include a notation setting forth the restrictions described in the above legend.

(b) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Vesting of Restricted Stock Units; Acceleration upon Death, Disability or Qualifying Termination. The RSUs shall vest as indicated on the signature page to this Agreement or, if earlier, (a) upon the termination of a Participant’s Employment due to Participant’s death or Disability, with respect to such number of RSUs that would have vested on the anniversary of the Grant Date of such RSUs that immediately follows the date of such

3

termination of Employment, or (b) in the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, with respect to 100% of the then outstanding RSUs held by Participant. In the event of Participant’s termination of Employment prior to the vesting of all of the RSUs for any reason other than those enumerated in clauses (a) and (b) above, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a Stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant or the Trustee, as applicable (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant or the Trustee, as applicable, shall have all the rights of a Stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

10. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

11. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action.

12. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

4

13. Limitation on Transfer. The RSUs shall vest only in Participant or Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to Participant under the Plan, the Management Investors Rights Agreement this Agreement and the provisions of Section 102 and the 102 Rules and shall be entitled to all the rights of Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the RSUs shall become vested and/or forfeited based on the Employment and termination of Employment of Participant. The RSUs and all Shares obtained pursuant to the settlement of the RSUs pursuant to this Agreement shall not be transferred except as provided in the Plan and, where applicable, the Management Investor Rights Agreement and the provisions of Section 102 and the 102 Rules.

14. No Special Employment Rights. Nothing contained in the Plan shall confer upon Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of Participant from the rate in existence at the time of the grant of the Restricted Stock Units. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive Grants or benefits in lieu of Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. In addition, the value of the RSUs is an extraordinary item of compensation outside the scope of any employment contract. As such, the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Shares is unknown and cannot be predicted with certainty.

15. Participant’s Undertaking and Consents. Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable, good faith judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan (it being understood that such additional actions and documents shall not in any way expand such obligations or restrictions). Participant hereby consents to the collection, retention, use, processing and transfer of Participant’s personal data by the Company and any of its Affiliates, any administrator of the Plan, the Company’s registrars or brokers for the purposes of implementing and operating the Plan.

16. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, except to the extent of any conflict between the provisions hereof and an employment agreement effective on the date hereof.

5

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws, except to the extent that mandatory provisions of the laws of the State of Israel apply.

19. Participant Acknowledgment. Participant hereby acknowledges receipt of a copy of the Plan. Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the RSUs shall be final and conclusive. Participant further acknowledges that, prior to the occurrence of an Initial Public Offering, no Shares shall be issued to Participant upon settlement of the RSUs or any portion thereof unless and until Participant has executed the Management Investor Rights Agreement and Participant hereby agrees to be bound thereby.

20. Addendum. Notwithstanding any provisions of this Agreement to the contrary, the RSUs shall be subject to any special terms and conditions for Participant’s country of residence (and country of employment, if different) set forth in an addendum to this Agreement (an “Addendum”). Further, if Participant transfers Participant’s residence and/or employment to another country reflected in an Addendum to this Agreement at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the RSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). In all circumstances, any applicable Addendum shall constitute part of this Agreement.

21. Section 409A.

(a) Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

(b) This Agreement is not intended to provide for any deferral of compensation subject to Section 409A, and, accordingly, the Shares issuable pursuant to the RSUs hereunder shall be distributed to Participant no later than the later of: (i) the 15th day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the 15th day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A.

(c) For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

6

22. Taxes. Participant represents that Participant has had the opportunity to consult with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

23. Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

24. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company, subject to any applicable law. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns, and subject to any applicable law.

25. Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the RSUs and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Company. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by applicable law (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

26. Acknowledgement of Trust Provisions. By accepting this Agreement, Participant approves and agrees to all the aforesaid in this Agreement and the Trust Deed and declares that he or she is familiar with the provisions of Section 102 and the Capital Gains Route. Furthermore, by accepting this Agreement the Participant hereby undertakes not to sell or Transfer the RSUs and/or the Exercised Shares prior to the lapse of the Trust Period, unless Participant pays all taxes, which may arise in connection with such sale and/or Transfer.

7

27. Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

28. Waiver. Participant hereby agrees that the proposed transactions by which Caesars Entertainment Corporation (“CEC”) will contribute all of the outstanding shares of the common stock of the Company held by a subsidiary of CEC to Caesars Growth Partners, LLC or a subsidiary thereof (collectively, “CGP”), and the related transactions, including, without limitation, the transfer of ownership of the shares of common stock of the Company to CGP as a result of the proposed transactions, the acquisition of ownership interests in CGP by CEC and Caesars Acquisition Company (“CAC”), and any future acquisition of ownership interests or shares of CGP, the Company or CAC by CEC or a subsidiary or Affiliate thereof (collectively, the “Transactions”), shall not constitute a Change in Control for purposes of the Plan. Participant hereby waives any and all rights under the Plan or any Grant Agreement evidencing Grants made prior to the date hereof relating to, in connection with or arising from any provisions in the Plan or such Grant Agreement applicable as a result of a Change in Control and agrees that such provisions shall not apply to Participant or his or her Grants as a result of the Transactions.

*    *    *    *    *

8

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Investor Rights Agreement as of the day and year first written above.

CAESARS INTERACTIVE ENTERTAINMENT, INC.

By:
Title:

PARTICIPANT

[Participant’s name]

Number of Restricted Stock Units:	[—]

Vesting Schedule:	[To be specified in individual Restricted Stock Unit Grant Agreements]

9

Exhibit A

Trust Deed

10

ADDENDUM TO “CAESARS INTERACTIVE ENTERTAINMENT, INC.

AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN”

FOR ISRAELI PARTICIPANTS

1.	General

1.1 This addendum (the “Addendum”) shall apply only to Participants who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for tax purposes (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the “Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan” (the “Plan”), which applies to the grant of Awards.

1.2 This Addendum is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Participants, so that they comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Tax Ordinance (as defined below), as may be amended or replaced from time to time. For the avoidance of doubt, this Addendum does not add to or modify the Plan in respect of any other category of Participants.

1.3 The Plan and this Addendum are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Participants, whether explicit or implied, between the provisions of this Addendum and the Plan, the provisions set out in this Addendum shall prevail.

1.4 Any capitalized term not specifically defined in this Addendum shall be construed according to the definition or interpretation given to it in the Plan.

2.	Definitions

(a) “Award” shall mean an Option or a Restricted Share of Common Stock (“RS”) or Restricted Share Unit (“RSU”) granted pursuant to the Plan.

(b) “102 Award” means a grant of an Award to an Israeli employee, director or other office holder of any Affiliate of the Company which is incorporated in Israel (an “Israeli Affiliate”), other than to a Controlling Shareholder, pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Tax Ordinance that will be relevant for such issuance in the future.

(c) “102(c) Award” means a 102 Award that will not be subject to Taxation Route, as detailed in Section 102(c) of the Tax Ordinance.

(d) “3(i) Option” means a grant of an Option to an Israeli consultant, contractor or a Controlling Shareholder of an Israeli Affiliate or of the Company pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Tax Ordinance that will be relevant for such issuance in the future.

(e) “Beneficial Participant” means the Participant for the benefit of whom the Trustee holds an Award in Trust.

(f) “Capital Gains Route” means the capital gains tax route under Section 102(b)(2) of the Tax Ordinance

(g) “Controlling Shareholder” means a “controlling shareholder” of the Company, as such term is defined in Section 32(9)(a) of the Tax Ordinance.

(h) “Exercised Share” any Share resulting from the exercise of Awards, which were granted pursuant to this Addendum.

(i) “Minimum Trust Period” means the minimum period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Participant to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Tax Ordinance.

(j) “Ordinary Income Route” means the ordinary income route under Section 102(b)(1) of the Tax Ordinance.

(k) “Rights” means rights issued in respect of Exercised Shares, including bonus shares.

(l) “102 Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003.

(m) “Taxation Route” means each of the Ordinary Income Route or the Capital Gains Route.

(n) “Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and any rules or regulations promulgated thereunder.

(o) “Trust” means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Participant, pursuant to the instructions of Taxation Route.

(p) “Trustee” means a trustee designated by the Company in accordance with the provisions of Section 3 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities.

3.	Israeli Tax Routes

3.1 Subject to the general terms and conditions of the Plan, the Tax Ordinance, and any other applicable laws and regulations, the Company shall have the full authority in its discretion, from time to time and at any time, to determine:

(a) With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the Trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

2

In the event the Company elects one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election, shall be subject to the elected Taxation Route and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and

(b) With respect to the grant of 3(i) Options - whether or not 3(i) Options shall be granted to a trustee in accordance with the terms and conditions of the Plan, and the identity of the trustee who shall be granted such 3(i) Options in accordance with the provisions of the Plan.

3.2 Notwithstanding the aforesaid, the Company may, from time to time and at any time, grant 102(c) Awards.

3.3 Awards designated as 102 Awards may only be settled for Shares and may not be settled for any cash payment by the Company.

4.	Grant of Awards and Issuance of Shares

Subject to the provisions of the Tax Ordinance and applicable law:

(a) All grants of Awards to Israeli employees, directors and office holders of an Israeli Affiliate, other than to a Controlling Shareholder, shall be of 102 Awards; and

(b) All grants of Awards to Israeli consultants, contractors or Controlling Shareholders of an Israeli Affiliate or of the Company shall not be under Section 102 of the Tax Ordinance and grant of Options shall be of 3(i) Options.

5.	Trust

5.1 General.

(a) In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Participant.

(b) In accordance with Section 102, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Minimum Trust Period.

3

(c) With respect to Awards granted to the Trustee, the following shall apply:

(i) An Israeli Participant granted 102 Awards shall not be entitled to sell the 102 Awards and/or the Exercised Shares, or to transfer such 102 Awards or such Exercised Shares from the Trust prior to the lapse of the Minimum Trust Period; and

(ii) Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

(d) Notwithstanding the aforesaid, Exercised Shares, 102 Awards or Rights may be sold or transferred, and the Trustee may release such Exercised Shares, 102 Awards or Rights from Trust, prior to the lapse of the Minimum Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Tax Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Tax Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

(e) The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee for the benefit of the Israeli Participants, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.

If the Company shall issue any certificates representing Exercised Shares, 102 Awards under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares, 102 Awards are released from the Trust as herein provided.

(f) Subject to the terms hereof and subject to any transfer restrictions set out in a shareholders’ agreement relating to the Exercised Shares, at any time after the Israeli Participant exercises his or her right to purchase Exercised Shares the following shall apply:

(i) Upon the written request of any Beneficial Participant, the Trustee shall release from the Trust the Exercised Shares issued on behalf of such Beneficial Participant, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Participant, provided, however that the Trustee shall not so release any such Exercised Shares or 102 Awards to such Beneficial Participant unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that payment of all taxes, if any, required to be paid upon such release has been secured.

(ii) Alternatively, subject to the terms hereof, provided the Company’s Shares are listed on a regulated market or any other organized marketplace, upon the written instructions of the Beneficial Participant to sell any Exercised Shares and/or 102 Awards, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to

4

the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Participant, reporting to such Beneficial Participant the amount so withheld and paid to said tax authorities.

5.2 Voting Rights. Unless determined otherwise by the Company, as long as the Trustee holds the Exercised Shares, the voting rights at the Company’s general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Israeli Participant of any Shares held in the Trust, of any meeting of the Company’s shareholders.

Without derogating from the above, with respect to 102 Awards, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

5.3 Dividends. Subject to the terms of the Plan (especially in respect to RS), and to any applicable law, tax ruling, or guidelines of the Israeli Tax Authority, as applicable, for so long as Shares deposited with the Trustee on behalf of a Beneficial Participant and are held in Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Participant, subject further to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

5.4 Notice of Exercise. With respect to a 102 Option held in the Trust, a copy of any notice of exercise shall be provided to the Trustee, in such form and method as may be determined by the Company and approved by the Trustee, in accordance with the requirements of Section 102 of the Tax Ordinance.

6.	Grant Agreement

6.1 The Grant Agreement shall state, inter alia, whether the Awards granted to Israeli Participants are 102 Awards (and in particular whether the 102 Awards are granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Awards), 3(i) Options, or otherwise. Each Grant Agreement evidencing a 102 Award shall be subject to the provisions of the Tax Ordinance applicable to such Awards.

6.2 Furthermore, each Israeli Participant of a 102 Award under a Taxation Route shall be required: (1) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Tax Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Minimum Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.

7.	Limitations of Transfer

In addition to the provisions of the Plan, as long as Awards and/or Exercised Shares are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Exercised Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

5

8.	Taxation

8.1 Any tax consequences arising from the issuance, or registration of any Award, from the payment for Exercised Shares covered thereby, or from any other event or act (of the Company, or its subsidiary, or the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant (including, without limitation, Israeli Participant’s social security and national health insurance payments, if applicable). The Company and/or its Israeli subsidiary and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant shall indemnify the Trustee and hold it harmless against and from any and all liability for any such Tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

8.2 The Trustee shall not be required to release any Award and/or Exercised Share (or Share certificate) to an Israeli Participant until all required tax payments have been fully made or secured.

8.3 With regards to 102 Awards, any provision of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder, which is necessary in order to receive and/or to preserve any Tax treatment pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or in this Addendum, shall be considered binding upon the Company and the Israeli Participant.

8.4 Guarantee. In the event a 102(c) Award is granted to an Israeli Participant, if the Israeli Participant’s employment or service is terminated, for any reason, such Israeli Participant shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the transfer or sale of the Awards and/or Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

9.	Compliance with Applicable Laws

This Addendum shall be subject to all applicable laws. The issuance of Awards and the Exercised Shares under this Addendum shall entitle the Company or its subsidiary to require Israeli Participants to comply with such applicable laws as may be necessary. Furthermore, the issuance of any Award under this Addendum shall be subject to the procurement by the Company or its subsidiary of all approvals and permits required by regulatory authorities having jurisdiction over this Addendum and the Awards granted hereunder.

10.	Governing Law

The validity and enforceability of this Addendum shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws, except to the extent that mandatory provisions of the laws of the State of Israel apply.

6